TRANSITION AGREEMENT

         AGREEMENT made as of the 20th day of November, 2000 by and among THE SAGEMARK COMPANIES, LTD., a New York corporation with offices at 700 Gemini Street, Suite 104, Houston, Texas 77058 ("SAGEMARK"), FRANK DELAPE, an individual with an address at 700 Gemini, Suite 104, Houston, Texas 77058 ("DELAPE"), RICHARD YOUNG, an individual with an address at 700 Gemini, Suite 104, Houston, Texas 77058 ("YOUNG") and EDWARD D. BRIGHT, an individual residing at 33 Harbour Drive, Blue Point, New York 11751 (in his individual capacity and on behalf of certain other shareholders of Sagemark (the "REPRESENTATIVE").

                              W I T N E S S E T H :

         WHEREAS, in April 1999, Technology Acquisitions, Ltd. ("TAL") purchased shares of Sagemark's common stock and acquired an option from certain Sagemark shareholders to purchase additional shares of Sagemark's common stock (THE "OPTION"); and

         WHEREAS, in furtherance of TAL's purchase of such shares and in anticipation of its exercise of the Option, Messrs. DeLape and Young were designated by TAL as and became officers and directors of Sagemark; and

         WHEREAS, the Option was not exercised and expired in April 2000; and

         WHEREAS, subsequent to the expiration of the Option, the Representative, individually and on behalf of certain shareholders of Sagemark, informed Messrs. DeLape and Young that he did or could represent shareholders owning in excess of fifty percent (50%) of Sagemark's outstanding shares of common stock who or which desired a change in management of Sagemark and continuity of the management of Sagemark Management LLC, the general partner of Sagemark Capital LP., a small business investment company, which is more than 60% owned by Sagemark; and

         WHEREAS, the parties have mutually agreed upon a change in management of Sagemark, together with a continuity of the management of Sagemark Management LLC, all on and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

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         1.   TERMINATION OF EMPLOYMENT AGREEMENTS.

              1.1. The Employment Agreements between Sagemark and Messrs. DeLape and Young dated April 21, 1999 (EACH AN "EMPLOYMENT AGREEMENT" AND COLLECTIVELY, THE "EMPLOYMENT AGREEMENTS"), inclusive of all stock options issued by Sagemark to them pursuant thereto, are hereby terminated, effective as of the date hereof. Notwithstanding the foregoing, the indemnification provisions of the Employment Agreements will survive such termination. In consideration of the termination of the Employment Agreement of Young, as aforesaid, Sagemark will pay to Young on the date hereof, the sum of $60,000 as severance compensation therefor.

              1.2. Sagemark hereby engages Young, for a period of ninety (90) days from the date hereof, to render consulting services to Sagemark with respect to Sagemark's activities as reasonably requested by Sagemark in consideration of a consulting fee of $60,000 therefor (THE "CONSULTING FEE"). Sagemark hereby pays Young the Consulting Fee, the receipt of which is hereby acknowledged by Young. Young will devote such of his time to the performance of such consulting services as reasonably requested of him by Sagemark but in no event will Young be required to provide more than eighty (80) hours of consulting services in each of the 30-day periods during which he will render such services. Sagemark hereby agrees to provide Young with reasonable advance notice of its request(s) for such services.

              1.3. Sagemark hereby engages DeLape, for a period of sixty (60) days from the date hereof, to render consulting services to Sagemark with respect to Sagemark's activities as reasonably requested by Sagemark. DeLape will provide such services without compensation from Sagemark. DeLape will devote such of his time to the performance of such consulting services as reasonably requested of him by Sagemark, but in no event will DeLape be required to provide more than twenty (20) hours of consulting services in each of the 30-day periods during which he will render such services. Sagemark hereby agrees to provide DeLape with reasonable advance notice of its request(s) for such services.

              1.4. Sagemark will reimburse Messrs. DeLape and Young for all out of pocket expenses incurred by them in the performance of the consulting services referred to in Sections 1.2 and 1.3 above upon presentation of supporting documentation therefor, PROVIDED THAT any single expense in excess of $100 is approved, in advance, by Sagemark.

              1.5. DeLape hereby represents and warrants to Sagemark that he is the sole owner of all options of Sagemark previously issued to him, that such options are free and clear of all liens, claims, encumbrances and rights of any third party and that any and all of such options previously assigned or transferred by him to third parties have been returned by such third parties, none of whom have any further rights with respect thereto. DeLape will obtain and deliver to Sagemark within thirty (30) days after the date hereof, written confirmation of the foregoing from each such assignee or transferee. In consideration of the foregoing, Sagemark hereby issues to DeLape 24,000

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unregistered shares of its common stock (which DeLape acknowledges he is acquiring for investment purposes only and not with any intent to distribute the same).

         2. TERMINATION OF EXPENSE SHARING AGREEMENT. The June 10, 1999 agreement between Sagemark and Benchmark Equity Group, Inc. ("BENCHMARK") is hereby terminated. Benchmark hereby represents and warrants to Sagemark that there are no other agreements between it and Sagemark and it has duly authorized such termination and the foregoing provisions of this Section constitute a binding obligation of Benchmark.

         3.   RESIGNATIONS.

              3.1. Messrs. DeLape and Young and Stephen Jones ("JONES") hereby resign, effective as of the date hereof, as officers and directors of Sagemark and all of its subsidiary corporations and confirm that, immediately prior to such resignation, they appointed Edward D. Bright and Theodore B. Shapiro to Sagemark's Board of Directors to fill the vacancies created by such resignations. Messrs. DeLape, Young and Jones will execute and deliver to Sagemark on the date hereof, the Unanimous Consent in Lieu of Meeting of Sagemark's Board of Directors in the form attached hereto as Exhibit A approving, prior to such appointments of Messrs. Bright and Shapiro, Sagemark's execution and delivery of this Agreement and the transactions contemplated hereby and confirming the appointment of Messrs. Bright and Shapiro to Sagemark's Board of Directors, as aforesaid.

              3.2. Sagemark will deliver to Messrs. DeLape and Young on the date hereof a Unanimous Consent in Lieu of Meeting of Sagemark's Board of Directors comprised of Messrs. Bright and Shapiro in the form annexed hereto as Exhibit B ratifying this Agreement and the transactions contemplated hereby, which consent was executed immediately following the actions referred to in Section 3.1 above.

         4.   RELEASES AND INDEMNIFICATION.

              4.1. On the date hereof, Sagemark and its subsidiary corporations, as releasors, shall execute and deliver to Messrs. DeLape and Young, as releasees, general releases and covenants not to sue with respect to all claims and causes of action (except to the extent specified therein) relating to all transactions and activities of or in connection with Sagemark from the beginning of the world through the date hereof, in the form annexed hereto as Exhibit C. Such release and covenant not to sue shall also include, as releasees thereunder, Benchmark, Benchmark Merchant Partners, L.P., Technology Acquisitions, Ltd., Sagemark Management, LLC ("SML"), Naeem Fayyaz, Jones, Larry St. Martin and Connie Jones (COLLECTIVELY, THE "AFFILIATES").

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
              4.2. On the date hereof, Messrs. DeLape and Young and the Affiliates, as releasors, shall execute and deliver to Sagemark, SIS Capital Corp., Edward Bright and Shapiro as releasees, general releases and covenants not to sue with respect to all claims and causes of action (except to the extent specified therein) relating to all transactions and activities of or in connection with Sagemark from the beginning of the world through the date hereof, in the form annexed hereto as Exhibit D.

              4.3. Sagemark hereby agrees to indemnify and hold harmless each of Messrs. DeLape, Young and Jones (THE "INDEMNITEES") from all losses, claims, causes of action, damages, liabilities, costs and expenses (including legal fees and expenses) (THE "LOSSES") which may be hereafter asserted against or incurred by them and which relate, directly or indirectly, to their prior services as officers and/or directors of Sagemark and/or its subsidiary corporations and to their consulting services as provided in Sections 1.2 and 1.3 hereof (exclusive of all Losses arising from any non-performance of the consulting services of Messrs. DeLape and Young thereunder), to the fullest extent permitted by Sections 722, 723 and 725 of the Business Corporation Law of the State of New York, Sagemark's Certificate of Incorporation and By-Laws and the applicable provisions of the Employment Agreements. It is hereby agreed that with respect to the foregoing as it relates to indemnification for consulting services, such indemnification shall be provided to Messrs. DeLape and Young pursuant to such statute and governing instruments of Sagemark as if such individuals were officers of Sagemark. Such indemnification shall include the advancement and reimbursement by Sagemark of all legal fees and expenses of the Indemnitees relating to such matters if and to the extent permitted by applicable law. The indemnification provided for in this Section shall not be an exclusive remedy for the Indemnitees with respect to any of the matters to which Messrs. DeLape, Young and Jones are entitled to indemnification hereunder. In addition, Messrs. DeLape, Young and/or Jones shall have the right to approve any counsel selected by Sagemark with respect to matters to which Sagemark provides indemnification to them hereunder, which approval shall not be unreasonably withheld, conditioned or delayed.

              4.4. Sagemark hereby agrees that it will maintain in force and effect at its cost, for a period of two years after the date hereof, professional liability insurance coverage in the face amount of not less than $2,000,000 providing for continued coverage thereunder for Messrs. DeLape, Young and Jones with respect to their services as officers and/or directors of Sagemark and its subsidiary corporations prior to the date hereof, PROVIDED THAT such insurance continues to be available to Sagemark at commercially reasonable rates. Upon request, Sagemark will provide evidence of such insurance to Messrs. DeLape, Young and/or Jones. Sagemark will provide thirty (30) days prior notice of cancellation of such insurance to Messrs. DeLape, Young and Jones and, if the policy for such insurance does not so provide, will use its best efforts to request the insurance carrier to amend such insurance policy to provide for thirty (30) days prior notice of cancellation to Messrs. DeLape, Young and Jones.
         5. ESCROW ACCOUNT. All of the proceeds received by Sagemark prior to the date hereof from the payment to it of the previously

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outstanding indebtedness to it of Arc Networks, Inc. and the sale by Sagemark of certain common stock purchase warrants of InfoHighway Communications Corp. ("INFOHIGHWAY"), which proceeds are presently held by Robert L. Blessey, Esq. in his attorney's escrow account (net of all disbursements made from such escrow account), shall be released to Sagemark and deposited in such bank account of Sagemark as and when Messrs. Bright and Shapiro shall direct, in writing, on or after the date hereof.

         6. REPRESENTATIONS AND WARRANTIES OF MESSRS. DELAPE AND YOUNG. In order to induce Sagemark to enter into this Agreement and consummate the transactions provided for herein and contemplated hereby, Messrs. DeLape and Young represent and warrant to Sagemark as follows:

              6.1. Each of Messrs. DeLape and Young have all requisite power and authority necessary for, and have taken all action required with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement, when executed and delivered by Messrs. DeLape and Young, will constitute the valid and legally binding obligation of Messrs. DeLape and Young, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

              6.2. Neither of Messrs. DeLape or Young is in violation or default of any judgment, order, writ, decree, instrument, mortgage, document or other agreement relating to the business of Sagemark or Sagemark Capital, LP (THE "PARTNERSHIP") to which either of them is a party or by which either of them are bound (THE "DOCUMENTS") or, to the best of Messrs. DeLape and Young's knowledge, of any Federal, state, or local law, rule or regulation relating to the business of Sagemark or the Partnership applicable to Sagemark or the Partnership, the violation or default of which would materially adversely affect the transactions contemplated by this Agreement. The authorization, execution, delivery and performance of this Agreement by Messrs. DeLape and Young and the consummation of the transactions contemplated hereby by them will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any of the Documents or an event which will create rights of acceleration, termination, cancellation, default or loss of rights thereunder, or result in the creation of any lien, claim, charge or encumbrance upon any property of Messrs. DeLape and Young.

              6.3. There is no claim, action, suit, proceeding or investigation pending or, to the best knowledge of Messrs. DeLape and Young, threatened against either of them which may materially adversely affect the transactions contemplated by this Agreement. Neither of Messrs. DeLape or Young are parties or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or Federal, state, local or other governmental agency, authority or regulatory body which may materially adversely affect the transactions contemplated by this Agreement. There is no claim, action, suit, proceeding or investigation by Messrs. DeLape or Young, currently pending or which either of

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them intends to initiate which may materially adversely affect the transactions contemplated by this Agreement.

              6.4. By virtue of the appointment of Jones to Sagemark's Board of Directors and his execution of the Unanimous Consent referred to in Section 3.1 hereof prior to the date hereof, this Agreement has been properly authorized pursuant to the applicable provisions of Section 713 of the New York Business Corporation Law.

              6.5. To the best of DeLape and Young's knowledge, Sagemark is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is qualified to do business as a foreign corporation and is in good standing in the State of Texas.

              6.6. With respect to the period subsequent to April 28, 1999, Sagemark does not own or control (directly or indirectly) any stock, partnership interest, joint venture interest, equity participation, or other security or other interest in any other entity, other than as disclosed in the reports filed by Sagemark with the Securities and Exchange Commission (THE "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (THE "EXCHANGE ACT").

              6.7. Subsequent to April 28, 1999 and through the date hereof, Sagemark has made all filings required under the Exchange Act and other applicable Federal securities laws, if any, and such filings with the Commission and all amendments or supplements thereto, if any, contain all statements which are required to be stated therein in accordance with the Federal securities laws and the rules and regulations promulgated thereunder and in all material respects conform to the requirements thereof and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein which are necessary to make the statements therein not materially misleading.

              6.8. On or prior to the date hereof, Messrs. DeLape and Young have caused Sagemark to sign Sagemark's Form 10-Q for the quarter ended September 30, 2000. To the best of Messrs. DeLape's and Young's knowledge, Sagemark's Form 10-Q for the quarter ended September 30, 2000 is accurate and complete as of the date hereof. Subsequent to September 30, 2000, to the best of DeLape's and Young's knowledge: (i) there has been no material adverse change in the financial condition of Sagemark; (ii) Sagemark has not entered into or canceled any material agreement, issued any shares of its capital stock or entered into any agreement to do so (except as provided in Section 1.5 hereof); or (iii) incurred any material liabilities which would have required disclosure in any report required to be filed by Sagemark with the Commission under the Exchange Act.

              6.9. Except for this Agreement and the Stock Purchase Agreement of even date herewith between Sagemark and Gemini VII, Inc. (THE "STOCK PURCHASE AGREEMENT"), there are no agreements, arrangements or transactions between Sagemark and Messrs. DeLape and Young, or any entity owned or controlled by either of them or members of their family, or any affiliate (as such term is

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defined in the Exchange Act), or any of the Releasees (as such term is defined in Exhibit C hereto), which have not been disclosed in any report filed by Sagemark with the Commission under the Exchange Act.

              6.10. Upon the execution of this Agreement, there will be no amounts, benefits, or other compensation due by Sagemark to any person who was employed by Sagemark subsequent to April 28, 1999, including Connie Jones, Larry St. Martin and Jones (other than base salaries payable to them for services rendered through the date hereof); Connie Jones, Larry St. Martin and Jones are the only employees of Sagemark as of the date hereof, other than Messrs. DeLape and Young, and there are no written or oral obligations or commitments for the payment of severance, benefits or other compensation to any of such employees upon the termination of their services to Sagemark (other than base salaries payable to them for services rendered through the date of any such termination), except as set forth on Schedule 6.11 hereto. Messrs. DeLape and Young hereby also represent and warrant that all shares of capital stock of Sagemark and options to purchase such shares that were previously issued to them and Connie Jones and Larry St. Martin have been returned to Sagemark and canceled.

              6.11. All of the investments made by the Partnership are set forth on Exhibit E hereto, none of which are in default except as set forth on
Schedule 6.11 hereof.

              6.12. Sagemark owns 100,000 shares of the Series C Preferred Stock of Gavelnet.com, Inc. ("GAVELNET") and 137,500 shares of the common stock of JewelersEdge, Inc. ("JEWELERSEDGE"), free and clear of all liens, claims and encumbrances whatsoever; such shares are the only shares of capital stock of Gavelnet and JewelersEdge owned by Sagemark and none of such shares of Gavelnet have been converted into shares of Gavelnet's common stock.

              6.13. There is no claim, action, suit, proceeding or investigation pending or, to the best knowledge of Messrs. DeLape and Young, threatened against Sagemark which may materially adversely affect the transactions contemplated by this Agreement. Sagemark is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or Federal, state, local or other governmental agency, authority or regulatory body which may materially adversely affect the transactions contemplated by this Agreement. There is no claim, action, suit, proceeding or investigation by Sagemark currently pending or which Sagemark intends to initiate which may materially adversely affect the transactions contemplated by this Agreement.

              6.14. The $1,147,500 wire transfer received by Sagemark on or about October 30, 2000 was sent in error by InfoHighway and was returned by Sagemark thereafter.

              6.15. None of the representations or warranties of Messrs. DeLape or Young contained in this Section 6 is false or misleading in any material respect or omits to state a fact necessary to make the statements herein not misleading in any material respect. All of such representations and warranties

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are true and correct on the date hereof and will survive the execution and delivery of this Agreement for a period of eighteen (18) months from the date hereof. Except for the representations and warranties of Sagemark in Section 7 hereof and the Representative in Section 8 hereof, there have been no other representations or warranties made by or on behalf of Sagemark or the Representative to Messrs. DeLape and Young with respect to the matters covered by this Agreement upon which either of Messrs. DeLape and Young has relied in connection with the negotiation, execution and delivery of this Agreement or with respect to the transactions contemplated hereby.

         7. REPRESENTATIONS AND WARRANTIES OF SAGEMARK. In order to induce Messrs. DeLape and Young to enter into this Agreement and consummate the transactions provided for herein and contemplated hereby, based in part upon the representations and warranties of Messrs. DeLape and Young contained in Sections
6.4 and 6.5 hereof, Sagemark represents and warrants to Messrs. DeLape and Young as follows:

              7.1. Sagemark has all requisite power and authority necessary for, and has taken all required corporate action with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and this Agreement, when executed and delivered by Sagemark, will constitute a valid and legally binding obligation of Sagemark, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

              7.2. None of the representations or warranties of Sagemark contained in this Section 7 is false or misleading in any material respect or omits to state a fact necessary to make the statements herein not misleading in any material respect. All of the foregoing representations and warranties of Sagemark are true and correct on the date hereof and will survive the execution and delivery of this Agreement for a period of eighteen (18) months from the date hereof. Except for the representations and warranties of Messrs. DeLape and Young in Section 6 hereof, there have been no other representations or warranties made to Sagemark by or on behalf of Messrs. DeLape and Young with respect to the matters covered by this Agreement upon which Sagemark has relied in connection with the negotiation, execution and delivery of this Agreement or with respect to the transactions contemplated hereby.

         8. REPRESENTATIONS AND WARRANTIES OF THE REPRESENTATIVE. In order to induce Messrs. DeLape and Young to enter into this Agreement and consummate the transactions provided for herein and contemplated hereby, the Representative hereby represents and warrants to Messrs. DeLape and Young as follows:

              8.1. The Representative has all requisite power and authority necessary for, and has taken all action required of him with respect to, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement, when

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executed and delivered by him, will constitute the valid and legally binding obligation of the Representative, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

              8.2. The Representative is not in violation or default of any judgment, order, writ, decree, instrument, mortgage, document or other agreement to which he is a party or by which he is bound (THE "REPRESENTATIVE DOCUMENTS") or, to the best of his knowledge, of any Federal, state, or local law, rule or regulation applicable to him, the violation or default of which would materially adversely affect the transactions contemplated by this Agreement. The authorization, execution, delivery and performance of this Agreement by the Representative and the consummation of the transactions contemplated hereby by him will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any of the Representative Documents or an event which will create rights of acceleration, termination, cancellation, default or loss of rights thereunder, or result in the creation of any lien, claim, charge or encumbrance upon any property of the Representative.

              8.3. There is no claim, action, suit, proceeding or investigation pending or, to the best knowledge of the Representative, threatened against him which may materially adversely affect the transactions contemplated by this Agreement. The Representative is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or Federal, state, local or other governmental agency, authority or regulatory body which may materially adversely affect the transactions contemplated by this Agreement. There is no claim, action, suit, proceeding or investigation by the Representative, currently pending or which he intends to initiate which may materially adversely affect the transactions contemplated by this Agreement.

              8.4. The Representative owns, directly and indirectly, an aggregate of 27,269 shares of the common stock of Sagemark.

              8.5. None of the representations or warranties of the Representative contained in this Section 8 is false or misleading in any material respect or omits to state a fact necessary to make the statements herein not misleading in any material respect. All of such representations and warranties are true and correct on the date hereof and will survive the execution and delivery of this Agreement for a period of one year from the date hereof. Except for the representations and warranties of Messrs. DeLape and Young in Section 6 hereof, there have been no other representations or warranties made by or on behalf of Messrs. DeLape and Young to the Representative with respect to the matters covered by this Agreement upon which the Representative has relied in connection with the negotiation, execution and delivery of this Agreement or with respect to the transactions contemplated hereby.

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         9.   LEGAL FEES; NON-DISCLOSURE.

              9.1. Sagemark will, on the date hereof, pay $30,138.97 to DeMartino, Finkelstein, Virga and Rosen, $56,250 to Robert L. Blessey, Esq. (for services rendered through October 31, 2000) and $12,430.75 to Hogan & Hartson, counsel to Sagemark, in full payment for their respective invoices for professional services rendered to Sagemark in connection with this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby for the period September 12, 2000 through the date hereof, and the outstanding invoice of Chamberlain, Hrdlicka, White, Williams and Martin dated July 15, 2000 in the amount of $12,131.25 for professional services rendered to Sagemark (with respect to which Messrs. DeLape and Young represent does not include any charges for services rendered to the Partnership).

              9.2. Sagemark will not make any public disclosure of this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby or thereby, if such disclosure contains references to Messrs. DeLape or Young in the absence of their prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, except that in the event that Sagemark is required, under applicable law, to file any report with the Commission which will contain any such disclosure, Sagemark shall be permitted to do so without such consent, PROVIDED THAT any such disclosure and any such report filed by Sagemark is consistent with the disclosures contained in Sagemark's Form 10-Q for the quarter ended September 30, 2000 and in any such instance, Sagemark will use its best efforts to provide Messrs. DeLape and Young with a copy of the text of any such proposed disclosure at least three (3) business days before the filing thereof with the Commission. Neither DeLape nor Young will make any public disclosure of this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby or thereby in the absence of the prior written consent of Sagemark, which consent shall not be unreasonably withheld, conditioned or delayed.

         10. COVENANTS. Messrs. DeLape and Young will, (i) as soon as practical after the date hereof, cancel or terminate all telephone, utility, credit card or other credit arrangements, and other third party service and equipment and other lease agreements, if any, which are in the name of Sagemark (unless otherwise agreed to in writing by the Representative) and provide evidence of same to the Representative, and (ii) upon the written request of Sagemark on or after the date hereof, cause all books and records of Sagemark (including all checkbooks, bank statements, minute books and files) to be delivered to Sagemark at such address(es) or location(s) as may be requested in writing by Sagemark after the date hereof. Messrs. DeLape and Young hereby agree that Sagemark shall not be responsible for any such bills or invoices covering services or other charges incurred after the date hereof.

         11.  MISCELLANEOUS.

              11.1. This Agreement constitutes the sole and entire agreement among the parties hereto with respect to the subject matter hereof and

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supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, among the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party or parties to be bound thereby. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto on the basis of such party having drafted this Agreement.

              11.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (THE "NOTICES"), shall be in writing and delivered personally or by a nationally recognized overnight courier service, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested (or, with respect to communications under Section 9.2, by facsimile transmission), addressed to the parties hereto as follows (or to such other address or facsimile number, if applicable, as any of the parties hereto shall specify by notice given in accordance with this provision):

                  (a)   If to Sagemark:

                        The Sagemark Companies Ltd.
                        c/o Martin Siegel, Esq.
                        Berlack, Israels & Liberman LLP
                        120 West 45th Street New
                        York, NY 10036 Fax No. 212-704-0196

                        with a copy to:

                        Martin Siegel, Esq.
                        Berlack, Israels & Liberman LLP
                        120 West 45th Street
                        New York, NY 10036
                        Fax No. 212-704-0196

                  (b)   If to DeLape:

                        Frank DeLape
                        700 Gemini, Suite 104
                        Houston, Texas  77058
                        Fax No. 281-488-8404

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                  (c)   If to Young:

                        Richard Young
                        700 Gemini, Suite 104
                        Houston, Texas 77058
                        Fax No. 281-488-8404

                        with a copy to:

                        Dr. Dennis Abbott
                        6452 Beltline Road
                        Garland, Texas 75043

                  (d)   If to the Representative:

                        Edward Bright
                        33 Harbor Drive
                        Blue Point, New York 11751
                        Fax No. 631-968-2123

                        with a copy to:

                        Martin Siegel, Esq.
                        Berlack, Israels & Liberman LLP
                        120 West 45th Street
                        New York, NY 10036
                        Fax No. 212-704-0196

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective and deemed to have been given only upon receipt.

              11.3. None of the parties hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other parties hereto.

              11.4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

              11.5. No waiver of any provision of this Agreement or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by any party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by any other party hereto, shall not be construed as a waiver of any subsequent breach of the same or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

              11.6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under or as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or state court located in the County of New York, State of New York. By their execution hereof, the parties hereto irrevocably consent and submit to the IN PERSONAM jurisdiction of the Federal and state courts located in the County of New York, State of New York and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, to them at their respective addresses set forth in Section 11.2 hereof, or by a nationally recognized overnight courier service which provides evidence of delivery, with the same force and effect as if personally served upon them in such County and State. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum, or that there is another more convenient forum, for any such suit or proceeding and any defense of lack of IN PERSONAM jurisdiction with respect thereto.

              11.7. The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of any party hereto and at no cost to the party to which any such request is made, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

              11.8. Each party hereto (and Benchmark) represents and warrants to the other that he or it has been represented by independent counsel of his or its own choosing in connection with the negotiation, execution, delivery and consummation of this Agreement and the Stock Purchase Agreement (and the Non-Negotiable Promissory Note and Guaranty relating thereto). This Agreement represents the joint product and effort of each of the parties hereto after fully informed and arms-length discussion and negotiation, and no presumption may be drawn against any party hereto as the putative drafter of this Agreement.

              11.9. Each of the parties hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants. Notwithstanding the foregoing, in the event of any action or proceeding instituted by any party hereto to enforce the provisions of this Agreement, the court may, in its discretion, award the party prevailing therein reimbursement by the other party of the reasonable legal costs and expenses incurred by such prevailing party in connection therewith.

              11.10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

              11.11. The Section headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

              11.12. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

WITNESS:                                    THE SAGEMARK COMPANIES LTD.

                                            By:
--------------------                           --------------------------------


--------------------                        -----------------------------------
Print Name                                  Print Name and Title

WITNESS:
                                            /s/ FRANK DELAPE
--------------------                        ----------------------------------
                                                       Frank DeLape

--------------------
Print Name

WITNESS:
                                            RICHARD YOUNG
--------------------                        ----------------------------------
                                                       Richard Young

--------------------
Print Name

WITNESS:                                    THE REPRESENTATIVE


                                            By: /s/ EDWARD D. BRIGHT
--------------------                           --------------------------------
                                                        Edward D. Bright
--------------------
Print Name

                                            AGREED TO SOLELY AS TO SECTIONS 2
                                            AND 11 HEREOF:

WITNESS:                                    BENCHMARK EQUITY GROUP, INC.


                                            By:
--------------------                           --------------------------------


--------------------                        -----------------------------------
Print Name                                  Print Name and Title

STATE OF ________     )
                               :SS.:

COUNTY OF ________    )

         On November __, 2000, before me personally came _____________ to me known, and known to me to be, and who, by me duly sworn, did depose and say that deponent is the ___________________ of THE SAGEMARK COMPANIES LTD., the corporation described in and which executed the foregoing Transition Agreement and that deponent acknowledged to me that his signature was affixed to the Transition Agreement by order of the board of directors of such corporation.

                                                      -------------------------
                                                            Notary Public

STATE OF ________     )
                               :SS.:

COUNTY OF ________    )

         On November __, 2000, before me personally came Frank DeLape, to me known, and known to me to be, the individual described in and who executed the foregoing Transition Agreement and duly acknowledged to me that he executed the same.

                                                      -------------------------
                                                            Notary Public

STATE OF ________     )
                               :SS.:

COUNTY OF ________    )

         On November __, 2000, before me personally came Richard Young to me known, and known to me to be, the individual described in and who executed the foregoing Transition Agreement and duly acknowledged to me that he executed the same.

                                                      -------------------------
                                                            Notary Public

STATE OF ________     )
                               :SS.:

COUNTY OF ________    )

         On November __, 2000, before me personally came EDWARD D. BRIGHT, to me known, and known to me to be, the individual described in and who executed the foregoing Transition Agreement and duly acknowledged to me that he executed the same.

                                                      -------------------------
                                                            Notary Public

STATE OF ________     )
                               :SS.:

COUNTY OF ________    )

         On November __, 2000, before me personally came _____________ to me known, and known to me to be, and who, by me duly sworn, did depose and say that deponent is the ___________________ of BENCHMARK EQUITY GROUP, INC., the corporation described in and which executed the foregoing Transition Agreement and that deponent acknowledged to me that his signature was affixed to the Transition Agreement by order of the board of directors of such corporation.

                                                      -------------------------
                                                            Notary Public

                                    EXHIBITS

EXHIBIT           DESCRIPTION                                   SECTION

   A              Form of Unanimous Board Consent of
                  Sagemark's Board of Directors                 3.1

   B              Form of Unanimous Board Consent of
                  Sagemark's Board of Directors                 3.2

   C              Form of Release and Covenant not to
                  Sue of Sagemark                               4.1

   D              Form of Release and Covenant not to
                  Sue of Messrs. DeLape and Young               4.2

   E              Partnership Investments                       6.11

SCHEDULES

6.10              Severance Compensation                        6.10

6.11              Partnership Investment Defaults               6.11

                                    EXHIBIT A

                                     FORM OF
                       UNANIMOUS WRITTEN CONSENT TO ACTION
                                  IN LIEU OF A
                        MEETING OF THE BOARD OF DIRECTORS
                                       OF
                          THE SAGEMARK COMPANIES, LTD.

         The undersigned, being all of the directors of The Sagemark Companies, Ltd., a New York corporation (the "CORPORATION"), pursuant to Section 708 of the New York Business Corporation Law, do hereby waive any and all notice and the holding of a meeting of the directors of the Corporation and do hereby consent to the adoption of the following Resolutions and the taking of all actions required or permitted thereby:

         WHEREAS, in April 1999, Technology Acquisitions, Ltd. ("TAL") purchased shares of the Corporation's common stock and acquired an option from certain shareholders of the Corporation to purchase additional shares of the Corporation's common stock (the "OPTION"); and

         WHEREAS, in furtherance of TAL's purchase of such shares and in anticipation of its exercise of the Option, Messrs. Frank DeLape ("DELAPE") and Richard Young ("YOUNG") were designated by TAL as and became officers and directors of the Corporation; and

         WHEREAS, the Option was not exercised and expired in April, 2000; and

         WHEREAS, subsequent to the expiration of the Option, Edward D. Bright, individually and on behalf of certain shareholders of the Corporation ("BRIGHT"), informed Messrs. DeLape and Young that he did or could represent shareholders owning in excess of fifty percent (50%) of the Corporation's outstanding shares of common stock who or which desired a change in management of the Corporation and continuation of the management of Sagemark Management LLC; and

         WHEREAS, the Corporation and Messrs. DeLape and Young mutually agreed upon a change in management of the Corporation, together with a continuity of the management of Sagemark Management LLC; and

         WHEREAS, the board of directors has determined that such change of management, on the terms and conditions presented to and reviewed by it, is fair to and in the best interest of the Corporation;

         NOW, THEREFORE, BE IT

              RESOLVED, that the Corporation enter into an agreement (the "TRANSITION AGREEMENT") with DeLape, an officer and director of the Corporation, Young, an officer and director of the Corporation, and Bright, individually and on behalf of certain shareholders of the Corporation, pursuant to the terms and conditions of which, among other things, the existing Employment Agreements of Messrs. DeLape and Young dated April 28, 1999 will be terminated, the Expense Sharing Agreement dated June 10, 1999 between the Corporation and Benchmark Equity Group, Inc. will be terminated, Messrs. DeLape, Young and Steve Jones ("JONES") will resign as officers and directors of the Corporation and all of its subsidiaries, the Corporation and its subsidiaries will execute and deliver General Releases and Covenants Not to Sue to Messrs. DeLape, Young and certain other persons identified as their Affiliates in the Transition Agreement, Messrs. DeLape, Young and such Affiliates will execute and deliver to the Corporation and certain others named in the Transition Agreement, General Releases and Covenants Not to Sue, the Corporation will indemnify Messrs. DeLape, Young and Jones, as provided in the Transition Agreement, and certain proceeds received by the Corporation in payment of previously outstanding indebtedness of ARC Networks, Inc. and from the sale by the Corporation of common stock purchase warrants of InfoHighway Communications Corp., currently held in escrow, will be released from escrow and deposited to a bank account of the Corporation, a copy of which Transition Agreement has been presented to and reviewed by the board of directors and is hereby ordered to be attached to this Unanimous Written Consent and filed with the Minutes and Consents to Action of the Corporation; and be it

              FURTHER RESOLVED, that the Corporation enter into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") with Gemini VII, Inc., a Delaware corporation ("GEMINI"), pursuant to which the Corporation will sell to Gemini and Gemini will purchase from the Corporation 100,000 shares of the Series C Preferred Stock, $.001 par value per share, of Gavelnet.com, Inc. and 137,500 shares of the Common Stock of JewelersEdge, Inc., a Delaware corporation, for an aggregate purchase price of $3,500,000 payable by delivery at the closing of such purchase and sale of a non-interest bearing Non-Negotiable Promissory Note of Gemini in such amount (the "GEMINI NOTE") and Guaranty of the Gemini

              Note by Messrs. DeLape and Young (the "GUARANTY"), copies of which documents have been presented to and reviewed by the board of directors and are hereby ordered to be attached to this Unanimous Consent and filed with the Minutes and Consents to Action of the Corporation; and be it

              FURTHER RESOLVED, that the Corporation enter into a letter agreement (the "SML LETTER AGREEMENT") with Sagemark Management LLC ("SML") in its capacity as the General Partner of Sagemark Capital LP (the "PARTNERSHIP") with respect to certain matters concerning the Partnership including provisions relating to payment by the limited partners of the Partnership of the unfunded portion of their respective capital contributions, the appointment of Theodore B. Shapiro to the Advisory Board of the Partnership, the payment by SML of certain amounts due by it to the Partnership and SML's monthly management fee, a copy of which SML Letter Agreement has been presented to and reviewed by the board of directors and is hereby ordered to be attached to this Unanimous Written Consent and filed with the Minutes and Consents to Action of the Corporation; and be it

              FURTHER RESOLVED that, prior to discussion and approval by the board of directors of the Transition Agreement, the Stock Purchase Agreement, the Gemini Note, the Guaranty, the General Releases and Covenants Not to Sue, the SML Letter Agreement, and all of the transactions and other documents described and/or provided for therein, Messrs. DeLape and Young disclosed to the board of directors pursuant to the requirements of Section 713 of the Business Corporation Law of New York (the "BCL") that they are "interested directors" as described in such Section and disclosed and described to the Board of Directors all of their respective material interests including, but not limited to, all substantial financial interests, direct and indirect, in the Transition Agreement, the Stock Purchase Agreement, the SML Letter Agreement and all of the transactions and other documents described and/or provided for therein; and be it

              FURTHER RESOLVED that, taking cognizance of the aforesaid disclosures of the "interested directors," the form, terms and conditions of the aforesaid Transition Agreement, Stock Purchase

              Agreement, Gemini Note, Guaranty, the General Releases and Covenants Not to Sue and the SML Letter Agreement substantially in the form presented to and reviewed by the directors, are hereby in all respects approved and adopted by the board of directors of the Corporation and by the affirmative vote of a majority of the disinterested directors thereof pursuant to Section 713 of the BCL, and that such approval be conclusively evidenced by the execution thereof by the proper officers of the Corporation; and be it

              FURTHER RESOLVED, that the Corporation and a majority of the disinterested directors thereof deem the Transition Agreement, the Stock Purchase Agreement, Gemini Note, Guaranty, General Releases and Covenants Not to Sue, the SML Letter Agreement and the transactions to be entered into by the Corporation pursuant thereto to be fair as to the Corporation at the date of this Resolution; and be it

              FURTHER RESOLVED, that the officers of the Corporation, and each one of them be, and hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver for and on behalf of the Corporation the Transition Agreement, the Stock Purchase Agreement, the Corporation's General Release and Covenant Not to Sue, the Corporation's agreement to and acknowledgment of the Guaranty and the SML Letter Agreement and all other documents and instruments relating thereto (including the authorization of Jones to execute the Guaranty), in the forms presented to and approved by the directors, with such changes therein that any such signatory officer may deem necessary and appropriate, such determination to be conclusively evidenced by such officer's signature thereon, and to take all such further action and to execute and deliver all such other documents and instruments including, but not limited to, the shares of common stock of the Corporation issuable pursuant to Section 1.5 of the Transition Agreement, and where necessary or appropriate, prepare and file or cause to be prepared and filed with appropriate governmental authorities, all such certificates, documents, reports, instruments or other papers, in the name and on behalf of the Corporation, and to make all such payments, including the payments specified in Section 9.1 and in all other applicable provisions of the Transition Agreement, as in their exclusive judgment or in the judgment of any of them, shall be necessary or appropriate to carry out the transactions contemplated by the Transition Agreement and Stock Purchase Agreement and the other agreements relating thereto and the purposes and intent of the foregoing Resolutions and the transactions contemplated thereby; and be it

              FURTHER RESOLVED that, upon the execution of the Transition Agreement and the other agreements and documents relating thereto, the resignations of Messrs. DeLape, Young and Jones as directors and officers of the Corporation and all of its subsidiaries will be deemed to be accepted; and be it

              FURTHER RESOLVED that, following the actions referred to in the foregoing Resolutions, Messrs. Bright and Theodore B. Shapiro be, and they hereby are, appointed to fill the vacancies which will be created by the resignations of Messrs. DeLape and Young on the execution date of the Transition Agreement and to serve as directors of the Corporation and all of its subsidiaries until the next annual meeting of the shareholders of the Corporation and each of such subsidiaries and until their respective successors are duly elected or appointed and have qualified.

         IN WITNESS WHEREOF, the undersigned have signed this Unanimous Written Consent as of the ____ day of November, 2000.

                                              /s/ FRANK DELAPE
                                              ---------------------------------
                                              Frank DeLape
                                              Director

                                              /s/ RICHARD YOUNG
                                              ---------------------------------
                                              Richard Young
                                              Director

                                              /s/ STEVE JONES
                                              ---------------------------------
                                              Steve Jones
                                              Director

                                    EXHIBIT B

                                     FORM OF
                       UNANIMOUS WRITTEN CONSENT TO ACTION
                                  IN LIEU OF A
                        MEETING OF THE BOARD OF DIRECTORS
                                       OF
                          THE SAGEMARK COMPANIES, LTD.

         The undersigned, being all of the directors of The Sagemark Companies, Ltd., a New York corporation (the "CORPORATION"), pursuant to Section 708 of the New York Business Corporation Law, do hereby waive any and all notice and the holding of a meeting of the directors of the Corporation and do hereby consent to the adoption of the following Resolutions and the taking of all actions required or permitted thereby:

         WHEREAS, on November ___, 2000, immediately prior hereto, the board of directors of the Corporation approved the entry by the Corporation into an agreement (the "TRANSITION AGREEMENT") with Frank DeLape, an officer and director of the Corporation ("DELAPE"), Richard Young, an officer and director of the Corporation ("YOUNG"), and Edward D. Bright, individually and on behalf of certain shareholders of the Corporation ("BRIGHT"), pursuant to the terms and conditions of which, among other things, the existing Employment Agreements of Messrs. DeLape and Young dated April 28, 1999 would be terminated, the Expense Sharing Agreement dated June 10, 1999 between the Corporation and Benchmark Equity Group, Inc. would be terminated, Messrs. DeLape, Young and Steve Jones ("JONES") would resign as officers and directors of the Corporation and all of its subsidiaries, the Corporation and its subsidiaries would execute and deliver General Releases and Covenants Not to Sue to Messrs. DeLape, Young and certain other persons identified as their Affiliates in the Transition Agreement, Messrs. DeLape, Young and such Affiliates would execute and deliver to the Corporation and certain others named in the Transition Agreement, General Releases and Covenants Not to Sue, the Corporation would indemnify Messrs. DeLape, Young and Jones, as provided in the Transition Agreement, and certain proceeds received by the Corporation in payment of the previously outstanding indebtedness of ARC Networks, Inc. and from the sale by the Corporation of common stock purchase warrants of InfoHighway Communications Corp., then held in escrow, would be released from escrow and deposited to a bank account of the Corporation; and

         WHEREAS, on such date, the then board of directors also approved the entry by the Corporation into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") with Gemini VII, Inc. a Delaware corporation ("GEMINI"), pursuant to which the Corporation would sell to Gemini and Gemini would purchase from the Corporation 100,000 shares of the Series C Preferred Stock, $.001 par value per share, of Gavelnet.com, Inc. and 137,500 shares of the Common Stock of JewelersEdge, Inc., a Delaware corporation, for an aggregate purchase price of $3,500,000 payable by delivery at the closing of such purchase and sale of a non-interest bearing Non-Negotiable Promissory Note of Gemini in such amount (the "GEMINI NOTE") and Guaranty of the Gemini Note by Messrs. DeLape and Young (the "GUARANTY"); and

         WHEREAS, on such date, the then board of directors also approved the entry by the Corporation into a letter agreement (the "SML LETTER AGREEMENT") between the Corporation and Sagemark Management LLC ("SML") in its capacity as the General Partner of Sagemark Capital LP (the "PARTNERSHIP"), with respect to certain matters concerning the Partnership including, among other things, provisions relating to payment by the limited partners of the Partnership of unfunded portions of their respective capital contributions, the appointment of Theodore B. Shapiro to the Advisory Board of the Partnership, the payment by SML of certain amounts due by it to the Partnership and SML's monthly management fee; and

         WHEREAS, on such date, the then board of directors of the Corporation Resolved that, upon the execution of the Transition Agreement, the resignations of Messrs. DeLape, Young and Jones as directors and officers of the Corporation and all of its subsidiaries would be deemed to be accepted and that Messrs. Bright and Theodore B. Shapiro would be thereupon appointed to fill the vacancies created by the resignations of Messrs. DeLape and Young on the execution date of the Transition Agreement and to serve as directors of the Corporation and all of its subsidiaries until the next annual meeting of the shareholders of the Corporation and each of such subsidiaries and until their respective successors are duly elected or appointed and have qualified; and

         WHEREAS, on November __, 2000, the Transition Agreement, Stock Purchase Agreement, Gemini Note, Guaranty, General Releases and Covenants Not to Sue and SML Letter Agreement were executed and delivered and the transactions contemplated by such documents and agreements were consummated including, but not limited to, Messrs. Bright and Theodore B. Shapiro becoming directors of the Corporation;

         NOW, THEREFORE, BE IT

              RESOLVED, that the undersigned do hereby confirm their acceptance of their respective appointments to serve as directors of the Corporation; and be it

              FURTHER RESOLVED, that the execution and delivery of the Transition Agreement (and related agreements) and the transactions contemplated thereby are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have signed this Unanimous Written Consent as of the ____ day of November, 2000.

                                              /s/ EDWARD D. BRIGHT
                                              ---------------------------------
                                              Edward D. Bright, Director

                                              /s/ THEODORE B. SHAPIRO
                                              ---------------------------------
                                              Theodore B. Shapiro, Director

                                    EXHIBIT C

                                RELEASE OF CLAIMS

                             AND COVENANT NOT TO SUE

         This Release of Claims and Covenant Not to Sue ("Release") is executed as of the [__] day of November, 2000 by The Sagemark Companies, Ltd., a New York corporation (referred to herein as "Sagemark" or "Releasor").

         In consideration of the representations, warranties, covenants and obligations set forth in the Transition Agreement, dated as of November [__], 2000 (the "Transition Agreement"), by and among Sagemark, Frank DeLape ("DeLape"), Richard Young ("Young"), and Edward D. Bright ("Bright"), and in the Stock Purchase Agreement, dated as of November [__], 2000 (the "Purchase Agreement"), by and between Sagemark and Gemini VII, Inc. ("Gemini"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasor, for itself and its subsidiaries, successors-in-interest, representatives, agents and assigns, and its and their respective officers, directors, shareholders, partners and employees, hereby irrevocably and unconditionally releases and discharges each of DeLape, Young, Sagemark Management LLC ("SML"), Benchmark Equity Group, Inc., Benchmark Merchant Partners, L.P., Technology Acquisitions, Ltd., Naeem Fayyaz, Steve Jones, Larry St. Martin and Connie Jones, together with their respective officers, directors, shareholders, partners, employees, heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns acting as such (collectively referred to herein as the "Releasees"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, in law or equity, foreseen or unforeseen, liquidated or unliquidated, whether asserted personally, derivatively or in any other capacity, arising from the beginning of time to the date hereof in connection with any activities and transactions relating to Sagemark and the Partnership (all of the foregoing being collectively referred to herein as the "Claims"); provided, that nothing contained herein shall release Releasees from:

         (a) any claim of breach of any of their representations, warranties, covenants and obligations under the Transition Agreement, Purchase Agreement or the Exhibits thereto; and

         (b) any claims against any of the Releasees which cannot be released under applicable law; and

         (c) any claim for fraud unknown as of the date hereof if the underlying facts of such claim have not been disclosed, and such non-disclosure constitutes a willful breach of any representation or warranty under the Transition Agreement by Messrs. DeLape or Young;

         (all of the foregoing collectively referred to herein as the "Release Exceptions").

         The Releasor covenants and agrees not to sue any of the Releasees with respect to any claim (a) related in any way to the Claims, and/or (b) otherwise released herein (subject to, in both such instances, the Release Exceptions).

         The Releasor hereby represents and warrants to the Releasees that this Release has been duly authorized by all required action of the Releasor.

         This Release shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. The Releasor hereby agrees that any claim or proceeding arising under or as a result of this Release shall be brought solely in a federal or state court located in the County of New York, State of New York. By its execution hereof, the Releasor hereto irrevocably consents and submits to the IN PERSONAM jurisdiction of the federal and state courts located in the County of New York, State of New York and agrees that any process in any claim or proceeding commenced in such courts under this Release may be served upon the Releasor personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service which provides evidence of delivery, with the same force and effect as if personally served upon the Releasor in such County and State. The Releasor hereto waives any claim that such jurisdiction is not a convenient forum, or that there is another more convenient forum, for any such claim or proceeding and any defense of lack IN PERSONAM jurisdiction with respect hereto.

         No provision of this Release may be amended, modified or waived except by a written instrument executed by the Releasor and the Releasees.

         If any term or provision of this Release is held to be illegal or invalid, such illegality shall not affect the remaining terms or provisions hereof, and each term and provision of this Release shall be enforced to the fullest extent permitted by law.

                                            THE SAGEMARK COMPANIES, LTD.



                                            By:
                                               ---------------------------------

                                            ------------------------------------
                                            Print Name and Title

                                    EXHIBIT D

                                RELEASE OF CLAIMS
                            AND COVENANT NOT TO SUE1


         This Release of Claims and Covenant Not to Sue ("Release") is executed as of the [__] day of November, 2000 by [[_____], an individual resident of the State of [_____]]2 [[_____], a [_____] corporation]3 ("Releasor").

         In consideration of the covenants and agreements set forth in the Transition Agreement, dated as of November [__], 2000 (the "Transition Agreement"), by and among The Sagemark Companies, Ltd. ("Sagemark"), Frank DeLape ("DeLape"), Richard Young ("Young"), and Edward D. Bright ("Bright"), and in the Stock Purchase Agreement dated as of November [__], 2000 (the "Purchase Agreement"), by and between Sagemark and Gemini VII, Inc. ("Gemini"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasor, for itself and its [subsidiaries, successors-in-interest, representatives, agents and assigns,]4 [heirs, administrators, executors, representatives, beneficiaries and assigns]5 hereby irrevocably and unconditionally releases and discharges each of Sagemark, SIS Capital Corporation, Bright and Ted Shapiro, together with their respective officers, directors, shareholders, partners, employees, heirs, administrators, executors, representatives, beneficiaries, attorneys and assigns acting as such (collectively, the "Releasees"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, attorneys' fees, losses and liability of whatever kind and character, whether known or unknown, foreseen or unforeseen, in law or equity, liquidated or unliquidated, whether asserted personally, derivatively or in any other capacity, arising from the beginning of time to the date hereof in connection with any activities and transactions relating to Sagemark and the Partnership (all of the foregoing being collectively referred to herein as the "Claims"); provided, that nothing contained herein shall release the Releasees from:

         (a) any claim of breach of any of their representations, warranties, covenants and obligations under the Transition Agreement or the Exhibits thereto; and

--------
         (1) To be executed by Frank DeLape, Richard Young, Benchmark Equity Group, Inc., Benchmark Merchant Partners, L.P., Technology Acquisitions, Ltd., Sagemark Management, L.L.C., Naeem Fayyaz, Larry St. Martin, Connie Jones.
         (2)  To be inserted if Releasor is an individual.
         (3)  To be inserted if Releasor is a corporation.
         (4)  To be inserted if Releasor is a corporation.
         (5)  To be inserted if Releasor is an individual.

         (b) any claims against any of the Releasees which cannot be released under applicable law;

         (all of the foregoing collectively referred to herein as the "Release Exceptions").

         The Releasor covenants and agrees not to sue any of the Releasees with respect to any claim (a) related in any way to the Claims, and/or (b) otherwise released herein (subject to, in both such instances, the Release Exceptions).

         The Releasor hereby represents and warrants to the Releasees that this Release has been duly authorized by all required action of the Releasor.

         This Release shall be governed by and construed in accordance with the laws of the State of New York, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction. The Releasor hereby agrees that any claim or proceeding arising under or as a result of this Release shall be brought solely in a federal or state court located in the County of New York, State of New York. By its execution hereof, the Releasor hereto irrevocably consents and submits to the IN PERSONAM jurisdiction of the federal and state courts located in the County of New York, State of New York and agrees that any process in any claim or proceeding commenced in such courts under this Release may be served upon the Releasor personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service which provides evidence of delivery, with the same force and effect as if personally served upon the Releasor in such County and State. The Releasor hereto waives any claim that such jurisdiction is not a convenient forum, or that there is another more convenient forum, for any such claim or proceeding and any defense of lack IN PERSONAM jurisdiction with respect hereto.

         No provision of this Release may be amended, modified or waived except by a written instrument executed by the Releasor and the Releasees.

         If any term or provision of this Release is held to be illegal or invalid, such illegality shall not affect the remaining terms or provisions hereof, and each term and provision of this Release shall be enforced to the fullest extent permitted by law.

                                             RELEASOR

                                             By:
                                                 ------------------------------


                                                 ------------------------------
                                                 Print Name and Title

                                    EXHIBIT E

                             PARTNERSHIP INVESTMENTS

Entotal

People Solutions

Futuremed Interventional

PrintOnTheNet.com

e-QCare

Bynari International

Rocket8 Global Networks, Inc.

CompanyFinance.com, Inc.

                                  SCHEDULE 6.11

                             SEVERANCE COMPENSATION

                  Richard Young             -                 $60,000

                  Steve Jones               -                 $37,500*

                  Connie Jones              -                 $ 3,334

                  Larry St. Martin          -                 $13,334






---------------

*$15,000 payable as compensation for services to be rendered to Sagemark for a period of thirty (30) days following the date of this Transition Agreement in accordance with the terms of the May 25, 2000 Employment and Retainer Agreement between Sagemark, Tatum CFO Partners, LLP and Jones and $22,500 representing an incentive bonus due November 1, 2000 by the terms of such Agreement.


                                  SCHEDULE 6.12

                         PARTNERSHIP INVESTMENT DEFAULTS


COMPANY                 SECTION    DEFAULT                                                   STATUS
People Solutions          5.14     Borrower's cash interest coverage ratio was below 2.      Waived through 12/31/00.

                          7.1(h)   Borrower's indebtedness to Gardere and Wynn is in         Waived through 12/31/00.
                                   excess of $25,000 and is past due (SML subsequently
                                   increased amount of indebtedness to amounts in excess
                                   of $100,000).

EnTotal                            EnTotal did not use proceeds as detailed in the closing   Entotal is currently seeking an
                                   binder. The majority of the difference is due to          additional $500k to fund the
                                   unanticipated website cost overruns. This is not an       expenditures anticipated in our
                                   event of default; but is cause for concern.               closing documents.

e-Qcare                   6.9      Borrower's indebtedness to M&I Thunderbird                Waived through September
                                   for $14,318.87                                            1,2000
